EXHIBIT 99.1
                                                INVESTORS: Kenneth A. Czaja, CFO
                                                                    925.941.6260
                                                           MEDIA: Kelly Sullivan
                                                                    212.515.1908

             BRITESMILE REPORTS SECOND QUARTER REVENUE GROWTH OF 16%

                 Net Loss Narrows to $(0.7M) on EBITDA of $1.1M


WALNUT CREEK, CA - August 9, 2004 - BriteSmile, Inc. (NasdaqSC: BSML), the leading international provider of state-of-the-art teeth-whitening systems, today released results for the quarter ended June 26, 2004.

Total revenues increased by $1.7 million, or 16%, to $12.7 million for the second quarter ended June 26, 2004, from $11.0 million in the second quarter of 2003.

Earnings before interest, tax, depreciation, and amortization (EBITDA) was $1.1 million in the second quarter 2004 compared to an EBITDA of $(0.6) million in the second quarter of last year. EBITDA is a Non-GAAP financial measure. More information regarding this Non-GAAP financial measure, and a reconciliation of EBITDA to net loss, the most directly comparable GAAP measure, is provided below in this press release.

The net loss was $(0.7) million or $(0.07) per share in the second quarter compared with $(2.5) million or $(0.40) per share in 2003 (both per share numbers reflect the 5:2 stock split which was effective January 30, 2004).

Other key financial highlights for the second quarter were:

     o    Center whitening fees of $4.9 million were 16% higher than last year.

     o Associated Center whitening fees of $6.0 million were 6% higher than 2003.

     o Product sales of $1.9 million were 68% higher than last year, primarily due to sales of the BriteSmile to Go(TM) take-home whitening pen which was launched in the third quarter of 2003.

"We are very pleased with our cash earnings improvement and continued revenue growth in the second quarter," said Bruce Fleming, CEO. "We look forward to opening new spas, additional retail channel distribution, and increased Associated Center penetration."

In terms of forward guidance, third quarter revenue is projected to grow in the low to mid single digit range compared to last year as the company faces the pipeline fill associated with last year's new product introductions.

                                      # # #

BriteSmile has developed and manufactures the most advanced teeth whitening technology available, as well as manages state-of-the-art BriteSmile Professional Teeth Whitening Centers. BriteSmile Centers are currently operating in Beverly Hills, Irvine, Palo Alto, Walnut Creek and La Jolla, CA; Houston, TX; Denver, CO; Boston, MA; Boca Raton, FL; Atlanta, GA; New York, NY; Chicago, IL; and, Phoenix, AZ. In addition to BriteSmile Centers, the Company has established more than 5,000 Associated Centers. Of the BriteSmile Associated Centers, more than 1880 are located outside of the United States, in more than 75 countries. For more information about BriteSmile's procedure, call 1-800-BRITESMILE or visit the Company's Website at www.britesmile.com .

                                      # # #
This release, other than historical information, consists of forward-looking statements that involve risks and uncertainties such as the Company's ability to continue past revenue and EBITDA growth, its ability to establish Associated Centers and Professional Teeth Whitening Centers, the ability of those Centers to attract clients, the development and introduction of new products, acceptance of those new products in the marketplace, development of new strategic and marketing relationships in the United States and internationally, and the Company's continued ability to secure financing to support its expansion. Readers are referred to the documents filed by BriteSmile with the Securities and Exchange Commission, specifically the Company's most recent reports on Forms 10-K and 10-Q, that identify important risk factors which could cause actual results to differ from those contained in the forward-looking statements. BriteSmile and its affiliates disclaim any intent or obligation to update these forward-looking statements.

Non-GAAP Financial Information

BriteSmile provides non-GAAP EBITDA or earnings before interest, taxes, depreciation and amortization, as additional information for its operating results. These measures are not in accordance with, or an alternative for, financial measures calculated in accordance with generally accepted accounting principles, including net income or loss, the most directly comparable GAAP measure, and may be different from non-GAAP measures used by other companies. BriteSmile's management believes these non-GAAP measures are useful to investors because of the significant amount of non-cash depreciation and amortization incurred by the Company in its operating results ($1.7 million and $1.6 million in the second quarter of 2004 and 2003, respectively). Investors are cautioned that the items excluded from EBITDA are significant components in understanding and assessing BriteSmile's financial performance.







                                BRITESMILE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)
                       ($ in thousands, except share data)

                                                               13 Weeks Ended  13 Weeks Ended    26 Weeks            26 Weeks
                                                                June 26, 2004  June 28, 2003       Ended               Ended
                                                                                               June 26, 2004       June 28, 2003
                                                               ------------    ----------     ---------------     ---------------
REVENUES:
    Center whitening fees, net...........................      $      4,903    $     4,217    $          9,244    $          7,369
    Associated Center whitening fees, net................             5,955          5,644              10,962              10,550
    Product sales........................................             1,873          1,117               4,295               2,036
                                                               ------------    ----------     ---------------     ---------------

       Total revenues, net...............................            12,731         10,978              24,501              19,955
                                                               ------------    ----------     ---------------     ---------------

OPERATING COSTS AND EXPENSES:
    Operating and occupancy costs........................             4,068          4,339               8,174               7,833
    Selling, general and administrative expenses.........             7,414          7,173              14,256              13,219
    Research and development expenses....................               143             96                 315                 335
                                                               ------------    ----------     ---------------     ---------------

       Operating income (loss) before depreciation and
       amortization (EBITDA).............................             1,106           (630)              1,756              (1,432)
                                                               ------------    ----------     ---------------     ---------------

    Depreciation and amortization........................             1,677          1,608               3,350               3,194
                                                               ------------    ----------     ---------------     ---------------

          Loss from operations...........................              (571)        (2,238)             (1,594)             (4,626)
                                                               ------------    ----------     ---------------     ---------------

OTHER INCOME (EXPENSE), net:.............................              (158)          (228)               (320)               (340)
                                                               ------------    ----------     ---------------     ---------------

          Loss before income tax provision...............              (729)        (2,466)             (1,914)             (4,966)

INCOME TAX PROVISION.....................................                  0              3                  57                   4
                                                               ------------    ----------     ---------------     ---------------

          Net loss ......................................      $       (729)   $   (2,469)    $         (1,971)   $         (4,970)
                                                               ============    ==========     ================    ================

BASIC AND DILUTED NET LOSS PER SHARE.....................      $     (0.70)    $    (0.40)    $         (0.19)    $         (0.81)
                                                               ============    ==========     ================    ================

WEIGHTED AVERAGE SHARES - BASIC AND DILUTED..............        10,309,478      6,161,233          10,250,885           6,115,390
                                                                ===========    ===========      ==============       =============





       Reconciliation of Non-GAAP financial measures - EBITDA to Net Loss
                                   (unaudited)
                                ($ in thousands)

                                                    13 Weeks Ended      13 Weeks Ended         26 Weeks            26 Weeks
                                                     June 26, 2004      June 28, 2003           Ended               Ended
                                                                                            June 26, 2004       June 28, 2003
                                                    ----------------    ---------------     ---------------     ---------------
    Net loss..................................      $           (729)   $         (2,469)   $         (1,971)   $         (4,970)
    Add back:  Interest expense, net                             158                 228                 320                 340
    Add back:  Income tax expense.............                     0                   3                  57                   4
    Add back:  Depreciation and amortization..                 1,677               1,608               3,350               3,194
                                                    ----------------    ---------------     ---------------     ---------------

       EBITDA.................................      $          1,106    $           (630)   $          1,756    $         (1,432)
                                                    ================    ================    ===============     ===============



                                BRITESMILE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (unaudited)
                       ($ in thousands, except share data)

                                                                                June 26, 2004           December 27, 2003
                                                                           -----------------------     ---------------------

                                                           ASSETS
CURRENT ASSETS:
    Cash and cash equivalents........................................      $       8,820               $       5,884
    Trade accounts receivable, net of allowance for doubtful accounts
    of $546 and $467, respectively...................................              1,978                       3,554
    Inventories......................................................              2,339                       1,746
    Prepaid expenses and other.......................................                502                         569
                                                                           -----------------------     ---------------------

                Total current assets.................................             13,639                      11,753
                                                                           -----------------------     ---------------------

PROPERTY AND EQUIPMENT, net..........................................             14,744                      16,523

OTHER ASSETS.........................................................              3,725                       3,620

INTANGIBLES, net.....................................................              5,794                       6,120
                                                                           -----------------------     ---------------------

TOTAL ASSETS.........................................................      $      37,902               $      38,016
                                                                           =======================     =====================

                                LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable.................................................      $         4,551             $         7,173
    Accrued liabilities .............................................                6,098                       6,884
    Deferred revenue ................................................                  708                         597
    Current portion of long-term debt and capital lease obligations..                3,530                       3,800
                                                                           -----------------------     ---------------------

              Total current liabilities..............................               14,887                      18,454
                                                                           -----------------------     ---------------------

LONG TERM LIABILITIES:
    Long-term debt and capital lease obligations.....................                4,066                       5,294
    Other long-term liabilities......................................                1,501                       1,644
                                                                           -----------------------     ---------------------

                    Total long-term liabilities......................                5,567                       6,938
                                                                           -----------------------     ---------------------

              Total liabilities......................................               20,454                      25,392
                                                                           -----------------------     ---------------------

SHAREHOLDERS' EQUITY:
    Common stock, $.001 par value; 50,000,000 shares authorized;
    10,326,868 shares issued and outstanding.........................                   38                          38
    Additional paid-in capital.......................................              169,618                     162,823
    Accumulated deficit..............................................             (152,208)                   (150,237)
                                                                           -----------------------     ---------------------

              Total shareholders' equity ............................               17,448                      12,624
                                                                           -----------------------     ---------------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY...........................      $        37,902             $        38,016
                                                                           =======================     =====================